UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2013 (May 1, 2013)

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5

Corporate Governance and Management

Item 5.07

Submission of Matters to a Vote of Security Holders.

(a)

Northeast Utilities (the “Company”) held its Annual Meeting of Shareholders on May 1, 2013.

(b)

Shareholders voted on the proposals set forth below.  For more information on the following proposals, see the Company’s proxy statement dated March 20, 2013.  On March 4, 2013, the record date for the Annual Meeting, there were 314,544,799 common shares outstanding and entitled to vote.  At the Annual Meeting, 267,655,724.64 common shares were represented, in person or by proxy, constituting a quorum.

(1)        Election of Trustees.  The shareholders elected each of the 14 nominees to the Board of Trustees for a one-year term by a majority of the outstanding common shares:

Trustee	Votes For	Votes Withheld	Broker Non-Votes
Richard H. Booth	221,723,811.15	4,646,431.87	41,243,999.00
John S. Clarkeson	222,443,855.04	3,926,387.98	41,243,999.00
Cotton M. Cleveland	221,653,628.74	4,716,614.28	41,243,999.00
Sanford Cloud, Jr.	221,071,716.62	5,298,526.40	41,243,999.00
James S. DiStasio	222,765,245.39	3,604,997.63	41,243,999.00
Francis A. Doyle	222,470,738.63	3,899,504.39	41,243,999.00
Charles K. Gifford	221,514,258.51	4,855,984.51	41,243,999.00
Paul A. La Camera	221,459,579.98	4,910,663.04	41,243,999.00
Kenneth R. Leibler	222,981,462.58	3,388,780.44	41,243,999.00
Thomas J. May	220,737,194.55	5,633,048.47	41,243,999.00
Charles W. Shivery	210,767,220.63	15,603,022.39	41,243,999.00
William C. Van Faasen	222,639,545.74	3,730,697.28	41,243,999.00
Frederica M. Williams	222,529,801.25	3,840,441.77	41,243,999.00
Dennis R. Wraase	222,545,726.79	3,824,516.23	41,243,999.00

(2)

The shareholders approved, on an advisory basis, the compensation of the Company’s 2012 Named Executive Officers:

Votes For	190,983,066.64	86.59%
Votes Against	29,575,285.68	13.41%
Abstentions	5,853,373.32
Broker Non-Votes	41,243,999.00

(3)

The shareholders ratified the selection of Deloitte & Touche LLP as independent registered public accountants for 2013:

Votes For	261,172,684.24
Votes Against	4,742,782.83
Abstentions	1,739,208.58

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES

(Registrant)

May 3, 2013

By:

/S/ GREGORY B. BUTLER

Gregory B. Butler

Senior Vice President, General Counsel

and Secretary

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